Exhibit (4)

FORM OF AGREEMENT AND PLAN OF REORGANIZATION

This Agreement and Plan of Reorganization (the “Agreement”) is made as of [  ], 2025, by and between Stone Ridge Trust, an open-end series management investment company organized as a Delaware statutory trust (the “Trust”), on behalf of each series of the Trust listed under the heading “Acquired Funds” on Schedule A attached hereto (each an “Acquired Fund” and, together, the “Acquired Funds”), and the Trust, on behalf of each series of the Trust listed under the heading “Acquiring Funds” on Schedule A attached hereto (each an “Acquiring Fund” and, together, the “Acquiring Funds” and, together with the Acquired Funds, the “Funds”); and, for purposes of Section 6 only, Stone Ridge Asset Management LLC (the “Adviser”). This Agreement shall apply separately to each Acquired Fund and its corresponding Acquiring Fund as if such Funds had each entered into a separate agreement.

PLAN OF REORGANIZATION

(a) Each Acquired Fund shall sell, assign, convey, transfer and deliver to the corresponding Acquiring Fund, as shown on Schedule A, on the Exchange Date (as defined in Section 4(a)) all of its properties and assets, subject to liabilities. In consideration therefor, each Acquiring Fund shall, on the Exchange Date, assume all the liabilities of the corresponding Acquired Fund existing as of the Valuation Time (as defined in Section 4(b)) and deliver to such Acquired Fund a number of full and fractional common shares of beneficial interest of the Acquiring Fund (the “Reorganization Shares”) having an aggregate net asset value equal to the value of the properties and assets of the Acquired Fund attributable to common shares of the Acquired Fund on such date less the value of the liabilities of the Acquired Fund attributable to common shares of the Acquired Fund as of the Valuation Time.

(b) Upon consummation of the transactions described in paragraph (a) above, each Acquired Fund shall distribute to its shareholders of record as of the Exchange Date, the full and fractional Reorganization Shares (as described in paragraph (a) above) in complete liquidation of such Acquired Fund; each shareholder being entitled to receive that proportion of such Reorganization Shares which the number of shares of beneficial interest of the Acquired Fund held by such shareholder bears to the total number of shares, as the case may be, of such Acquired Fund outstanding on such date. Certificates representing the Reorganization Shares will not be issued. All issued and outstanding shares of each Acquired Fund and all Acquired Fund shares held in treasury, if any, will simultaneously be cancelled on the books of the Acquired Fund (together paragraphs (a) and (b), for each set of Acquired Funds and a corresponding Acquiring Fund, a “Reorganization”).

(c) It is intended that (i) each Reorganization described in this Agreement will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) this Agreement is adopted as a plan of reorganization within the meaning of Section 368(a) of the Code, and (iii) each Acquired Fund and the corresponding Acquiring Fund will each be a “party to a reorganization” for the applicable Reorganization within the meaning of Section 368(b) of the Code.

AGREEMENT

Each Acquiring Fund and each Acquired Fund therefore agrees as follows:

1. Representations, Warranties and Agreements of each Acquiring Fund. Each Acquiring Fund represents and warrants to and agrees with each corresponding Acquired Fund that, as of the Exchange Date:

a. The Acquiring Fund is a duly established and designated series of the Trust, a Delaware statutory trust, and has requisite statutory trust power to own all of its properties and assets directly or indirectly (including through a nominee or otherwise), and to carry out its obligations under this Agreement. The Trust is duly qualified in every jurisdiction where the conduct of its business requires such qualification, except to the extent that failure to so qualify would not have a material adverse effect on the Trust or the Acquiring Fund. Each of the Trust and the Acquiring Fund has all necessary federal, state and local authorizations to own all of its properties and assets, to carry on its business as an investment company and to carry out its obligations under this Agreement.

b. The Trust is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company, and such registration has not been revoked or rescinded and is in full force and effect.

c. The statement of assets and liabilities, the statement of operations, the statement of changes in net assets, and the schedule of investments of the Acquiring Fund, as of the last day of and for its most recently completed fiscal year, audited by the Acquiring Fund’s independent registered public accounting firm, and an unaudited statement of assets and liabilities, statement of operations, statement of changes in net assets and schedule of investments for the subsequent semiannual period following the most recently completed fiscal year, copies of which have been filed with the Securities and Exchange Commission (the “Commission”) or furnished to the Acquired Fund, fairly reflect the financial condition and results of operations of the Acquiring Fund as of such dates and for the periods then ended in accordance with generally accepted accounting principles consistently applied. Since the last day of the Acquiring Fund’s most recently completed fiscal year, there have not been any material adverse changes in the Acquiring Fund’s financial condition, assets, liabilities or business (other than changes caused by changes in market conditions generally or those occurring in the ordinary course of business), or any incurrence by an Acquiring Fund of indebtedness (other than in the ordinary course of business). For the purposes of this subparagraph (c), (i) distributions of net investment income and net realized capital gains, changes in portfolio securities, changes in the market value of portfolio securities or net redemptions shall be deemed to be in the ordinary course of business and (ii) the effects of investment underperformance, negative investment performance or net redemptions shall not, individually or in the aggregate, be deemed to give rise to any such change.

d. On the Exchange Date, the Acquiring Fund will have good and marketable title to its assets.

e. The prospectus and statement of additional information of the Trust, in respect of the Acquiring Fund, each as in effect as of the date hereof, and each as from time to time amended or supplemented (collectively, the “Acquiring Fund Prospectus”), previously furnished to the Acquired Fund, did not contain as of its date and does not contain as of the date hereof, with respect to the Acquiring Fund or with respect to the Trust as it pertains to the Acquiring Fund, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

f. There are no material legal, administrative or other proceedings pending or, to the knowledge of the Trust or the Acquiring Fund, threatened against the Trust (with respect to the Acquiring Fund) or the Acquiring Fund, which assert liability on the part of the Trust (with respect to the Acquiring Fund) or the Acquiring Fund. The Acquiring Fund knows of no facts which might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions herein contemplated.

g. The Acquiring Fund has no known liabilities of a material nature, contingent or otherwise, other than those that are shown as belonging to it on the Acquiring Fund’s statement of assets and liabilities as of [     ], referred to above, and those incurred in the ordinary course of its business as an investment company since such date. Prior to the Exchange Date, the Acquiring Fund will endeavor to quantify and to reflect on its balance sheet all of its material known liabilities and will advise the Acquired Fund of all material liabilities, contingent or otherwise, incurred by it subsequent to [     ], whether or not incurred in the ordinary course of business.

h. The Acquiring Fund has timely filed all federal, state and other tax returns or reports that have been required to be filed (after giving effect to any extensions), other than as has been disclosed to the Acquired Fund; the Acquiring Fund has timely paid all federal, state and other taxes shown to be due on said returns or on any assessments received by the Acquiring Fund; the Acquiring Fund has adequately provided for all tax liabilities on its books; the Acquiring Fund has not had any tax deficiency or liability asserted against it or question raised with respect thereto by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid; and the Acquiring Fund is not under audit by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid.

i. No consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Acquiring Fund of the transactions contemplated by this Agreement, except such as may be required under the Securities Act of 1933, as amended (the “1933 Act”), the Securities Exchange Act of 1934, as amended (the “1934 Act”), the 1940 Act or state securities or blue sky laws (which term as used herein shall include the laws of the District of Columbia and of Puerto Rico).

j. There are no material contracts outstanding to which the Acquiring Fund is a party or by which it is bound, other than as are or will be disclosed in the Acquiring Fund

Prospectus as it pertains to the Acquiring Fund or the registration statement of which the Acquiring Fund Prospectus is a part.

k. To the best of its knowledge, all of the issued and outstanding shares of beneficial interest of the Acquiring Fund have been offered for sale and sold in conformity with all applicable federal and state securities laws (including any applicable exemptions therefrom), or the Acquiring Fund has taken any action necessary to remedy any prior failure to have offered for sale and sold such shares in conformity with such laws.

l. The Acquiring Fund has met the requirements of subchapter M of the Code for treatment as a “regulated investment company” within the meaning of Sections 851 and 852 of the Code in respect of each taxable year since the commencement of its operations and will continue to meet such requirements at all times through the Exchange Date.

m. The issuance of the Reorganization Shares pursuant to this Agreement will be in compliance with all applicable federal and state securities laws.

n. The Reorganization Shares to be issued to the Acquired Fund have been duly authorized and, when issued and delivered pursuant to this Agreement, will be legally and validly issued, fully paid and non-assessable by the Trust or the Acquiring Fund, and no shareholder of the Trust or the Acquiring Fund will have any preemptive right of subscription or purchase in respect thereof.

o. All shares of the Acquiring Fund issued and outstanding as of the Exchange Date will be duly and validly issued and outstanding, fully paid and non-assessable by the Trust or the Acquiring Fund. The Acquiring Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any of the Acquiring Fund’s shares, nor is there outstanding any security convertible into any of the Acquiring Fund’s shares.

2. Representations, Warranties and Agreements of each Acquired Fund. Each Acquired Fund represents and warrants to and agrees with the corresponding Acquiring Fund that, as of the Exchange Date:

a. The Acquired Fund is a duly established and designated series of the Trust, a Delaware statutory trust, and has requisite statutory trust power to own all of its properties and assets directly or indirectly (including through a nominee or otherwise), and to carry out its obligations under this Agreement. The Trust is duly qualified in every jurisdiction where the conduct of its business requires such qualification, except to the extent that failure to so qualify would not have a material adverse effect on the Trust or the Acquired Fund. Each of the Trust and the Acquired Fund has all necessary federal, state and local authorizations to own all of its properties and assets, to carry on its business as an investment company and to carry out its obligations under this Agreement.

b. The Trust is registered under the 1940 Act as an open-end management investment company, and such registration has not been revoked or rescinded and is in full force and effect.

c. The statement of assets and liabilities, the statement of operations, the statement of changes in net assets, and the schedule of investments of the Acquired Fund, as of the last day of and for its most recently completed fiscal year, audited by the Acquired Fund’s independent registered public accounting firm, and an unaudited statement of assets and liabilities, statement of operations, statement of changes in net assets and schedule of investments for the subsequent semiannual period following the most recently completed fiscal year, copies of which have been filed with the Commission or furnished to the Acquiring Fund, fairly reflect the financial condition and results of operations of the Acquired Fund as of such dates and for the periods then ended in accordance with generally accepted accounting principles consistently applied. Since the last day of the Acquired Fund’s most recently completed fiscal year, there have not been any material adverse changes in the Acquired Fund’s financial condition, assets, liabilities or business (other than changes caused by changes in market conditions generally or those occurring in the ordinary course of business), or any incurrence by an Acquired Fund of indebtedness (other than in the ordinary course of business). For the purposes of this subparagraph (c), (i) distributions of net investment income and net realized capital gains, changes in portfolio securities, changes in the market value of portfolio securities or net redemptions shall be deemed to be in the ordinary course of business and (ii) the effects of investment underperformance, negative investment performance or net redemptions shall not, individually or in the aggregate, be deemed to give rise to any such change.

d. The prospectus and statement of additional information of the Trust, in respect of the Acquired Fund, each as in effect as of the date hereof, and each as from time to time amended or supplemented (collectively, the “Acquired Fund Prospectus”), previously furnished to the Acquiring Fund, did not contain as of its date and does not contain as of the date hereof, with respect to the Acquired Fund or with respect to the Trust as it pertains to the Acquired Fund, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

e. There are no material legal, administrative or other proceedings pending or, to the knowledge of the Trust or the Acquired Fund, threatened against the Trust (with respect to the Acquired Fund) or the Acquired Fund, which assert liability on the part of the Trust (with respect to the Acquired Fund) or the Acquired Fund. The Acquired Fund knows of no facts which might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions herein contemplated.

f. There are no material contracts outstanding to which the Acquired Fund is a party or by which it is bound, other than as are disclosed in the Acquired Fund Prospectus as it pertains to the Acquired Fund or the registration statement of which the Acquired Fund Prospectus is a part.

g. The Acquired Fund has good and marketable title to its assets.

h. The Acquired Fund has no known liabilities of a material nature, contingent or otherwise, other than those that are shown as belonging to it on the Acquired Fund’s statement of assets and liabilities as of [     ], referred to above, and those incurred in the ordinary course of its business as an investment company since such date. Prior to the Exchange Date, the Acquired Fund will endeavor to quantify and to reflect on its balance sheet all of its material known liabilities and will advise the Acquiring Fund of all material liabilities, contingent or otherwise, incurred by it subsequent to [     ], whether or not incurred in the ordinary course of business.

i. The Acquired Fund has timely filed all federal, state and other tax returns or reports that have been required to be filed (after giving effect to any extensions), other than as has been disclosed to the Acquiring Fund; the Acquired Fund has timely paid all federal, state and other taxes shown to be due on said returns or on any assessments received by the Acquired Fund; the Acquired Fund has adequately provided for all tax liabilities on its books; the Acquired Fund has not had any tax deficiency or liability asserted against it or question raised with respect thereto by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid; and the Acquired Fund is not under audit by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid.

j. The Trust, on behalf of the Acquired Fund, has full right, power and authority to sell, assign, convey, transfer and deliver the Investments (as defined below) and any other assets and liabilities of the Acquired Fund to be transferred to the Acquiring Fund pursuant to this Agreement. Subject only to the delivery of all of the Investments, cash and any other assets and liabilities as contemplated by this Agreement, the Acquiring Fund will acquire the Investments and other properties and assets of the Acquired Fund, whether accrued or contingent (collectively, the “Assets”), subject to no encumbrances, liens or security interests (other than customary liens of custodians for fees) whatsoever and without any restrictions upon the transfer thereof, except for such encumbrances, liens, security interests or restrictions on transfers as disclosed in writing to the Acquiring Fund. As used in this Agreement, the term “Investments” shall mean the Acquired Fund’s investments that would be shown on its schedule of its investments if such a schedule were prepared as of the close of business on the Valuation Date (as defined in Section 4(b) below).

k. No registration under the 1933 Act of any of the Investments would be required if they were, as of the time of such transfer, the subject of a public distribution by either of the Acquiring Fund or the Acquired Fund, except as previously disclosed to the Acquiring Fund by the Acquired Fund.

l. No consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Acquired Fund of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, 1934 Act, the 1940 Act or state securities or blue sky laws.

m. The Acquired Fund has met the requirements of subchapter M of the Code for treatment as a “regulated investment company” within the meaning of Sections 851 and

852 of the Code in respect of each taxable year since the commencement of its operations and will continue to meet such requirements at all times through the Exchange Date.

n. The Acquired Fund does not own any “converted property” (as that term is defined in Treasury Regulation Section 1.337(d)-7(a)(2)) that is subject to the rules of Section 1374 of the Code as a consequence of the application of Section 337(d)(1) of the Code and Treasury Regulations issued thereunder.

o. To the best of its knowledge, all of the issued and outstanding shares of beneficial interest of the Acquired Fund have been offered for sale and sold in conformity with all applicable federal and state securities laws (including any applicable exemptions therefrom), or the Acquired Fund has taken any action necessary to remedy any prior failure to have offered for sale and sold such shares in conformity with such laws.

p. All issued and outstanding shares of the Acquired Fund are duly and validly issued and outstanding, fully paid and non-assessable by the Trust and the Acquired Fund. The Acquired Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any of the Acquired Fund’s shares, nor is there outstanding any security convertible into any of the Acquired Fund’s shares.

3. Reorganization.

a. Subject to the terms and conditions contained herein (including each Acquired Fund’s obligation to distribute to its shareholders all of its investment company taxable income, net tax-exempt income, if any, and net capital gains as described in Section 8(j) hereof), each Acquired Fund agrees to sell, assign, convey, transfer and deliver to the corresponding Acquiring Fund, and each such Acquiring Fund agrees to acquire from the corresponding Acquired Fund, on the Exchange Date all of the Assets existing as of the Valuation Time (as defined in Section 4(b) below) in exchange for that number of shares of beneficial interest of the respective Acquiring Fund provided for in Section 5 of this Agreement and the assumption by such Acquiring Fund of all of the liabilities of the corresponding Acquired Fund, whether accrued or contingent, existing as of the Valuation Time. Each Acquired Fund will, as soon as practicable after the Exchange Date, distribute all of the Reorganization Shares received by it to the shareholders of record of the Acquired Fund in exchange for their shares of the Acquired Fund in complete liquidation of the Acquired Fund.

b. The Trust, on behalf of each Acquired Fund, will pay or cause to be paid to the corresponding Acquiring Fund any interest, cash or such dividends, rights and other payments received for the account of the Acquired Fund on or after the Exchange Date with respect to the Assets of the Acquired Fund. Any such distribution shall be deemed included in the Assets transferred to the Acquiring Fund at the Exchange Date and shall not be separately valued unless the securities in respect of which such distribution is made shall have gone “ex” such distribution prior to the Valuation Time, in which case any such distribution which remains unpaid at the Exchange Date shall be included in the determination of the value of the Assets of the Acquired Fund acquired by the Acquiring Fund.

4. Exchange Date; Valuation Time.

a. Delivery of the Assets of or held with respect to each Acquired Fund to be transferred and assumption of the liabilities of each Acquired Fund to be assumed, and delivery of the Reorganization Shares to be issued, shall occur at the offices of the Trust at One Vanderbilt Avenue, 65th Floor, New York, New York 10017, or at such other location and date agreed to by each Acquiring Fund and each Acquired Fund, the date upon which such transactions are to take place being referred to herein as the “Exchange Date.” All acts taking place on the Exchange Date pursuant to this Agreement shall be deemed to take place simultaneously as of 9:00 a.m. Eastern Time on the Exchange Date unless otherwise agreed to by the parties.

b. The “Valuation Time,” as referred to herein, is ordinarily the close of regular trading on the New York Stock Exchange (“NYSE”) (normally 4:00 p.m. Eastern Time) on the day immediately prior to the Exchange Date on which the NYSE is open for business or such earlier or later day as may be mutually agreed upon in writing by the parties hereto, such date shall be referred to herein as the “Valuation Date.”

c. In the event that, immediately prior to or at the Valuation Time, (a) the New York Stock Exchange shall be closed to regular session trading or trading thereon shall be restricted, or (b) trading or the reporting of trading on said exchange or elsewhere shall be disrupted so that accurate appraisal of the net asset value of an Acquiring Fund or an Acquired Fund is impracticable, the Exchange Date shall be postponed until the first business day after the day when trading shall have been fully resumed and reporting shall have been restored or such other date as may be agreed upon by such Acquiring Fund and corresponding Acquired Fund; provided that if trading shall not be fully resumed and reporting restored within three business days after the Exchange Date, this Agreement may be terminated by the applicable Acquiring Fund or Acquired Fund, with respect to such Funds, upon the giving of written notice to the other party.

5. Issuance of Reorganization Shares; Assumption of Liabilities. Subject to the terms and conditions contained herein, on the Exchange Date, each Acquiring Fund will deliver to the corresponding Acquired Fund a number of full and fractional Reorganization Shares having an aggregate net asset value equal to the value of the Assets of the Acquired Fund attributable to common shares of the Acquired Fund on such date less the value of the liabilities of the Acquired Fund attributable to common shares of the Acquired Fund on such date, determined as hereinafter provided in this Section 5.

a. The net asset value of the Reorganization Shares to be delivered to an Acquired Fund, the value of the Assets attributable to the common shares of an Acquired Fund and the value of the liabilities attributable to the common shares of an Acquired Fund to be assumed by the corresponding Acquiring Fund, shall in each case be determined as of the Valuation Time.

b. The net asset value of the Reorganization Shares shall be computed by each Acquiring Fund, in cooperation with the corresponding Acquired Fund, in the manner set forth in the Acquiring Fund Prospectus. The value of the assets and liabilities attributable to the common shares of each Acquired Fund shall be determined by the corresponding Acquiring Fund, in cooperation with the Acquired Fund, pursuant to procedures which the Acquiring Fund would use in determining the net asset value of the Acquiring Fund’s shares of beneficial interest.

c. No adjustment shall be made in the net asset value of either an Acquired Fund or the corresponding Acquiring Fund to take into account differences in realized and unrealized gains and losses.

d. On the Exchange Date, each Acquiring Fund shall assume all liabilities of the corresponding Acquired Fund, whether accrued or contingent, in connection with the acquisition of the Assets and liabilities and subsequent liquidation and dissolution of the Acquired Fund or otherwise.

e. Each Acquiring Fund shall issue the Reorganization Shares to the corresponding Acquired Fund. Such Acquired Fund shall promptly distribute the Reorganization Shares to the shareholders of the Acquired Fund, which shall be accomplished through the establishment of open accounts for each record shareholder of the Acquired Fund on the transfer agency records of the Acquiring Fund. Each Acquired Fund and the corresponding Acquiring Fund agree to cooperate in the establishment of such open accounts and to provide each other with such information as each may reasonably request in connection therewith.

f. Each party shall deliver to the other such bills of sale, instruments of assumption of liabilities, checks, assignments, stock certificates, receipts or other documents as such other party or its counsel may reasonably request in connection with the transfer of Assets, assumption of liabilities and liquidation contemplated herein.

6. Expenses, Fees, etc.

a. The Adviser will bear the costs and expenses arising directly from the transactions contemplated by this Agreement, whether or not a Reorganization is consummated for any reason; provided, however, that the costs of restructuring the Funds’ portfolios, including, but not limited to, brokerage commissions and other transaction costs, will be borne by the Fund directly incurring them. Notwithstanding any of the foregoing, costs and expenses will in any event be paid by the party directly incurring them if and to the extent that the payment by another party of such costs and expenses would result in the disqualification of such party as a “regulated investment company” within the meaning of Sections 851 and 852 of the Code.

b. Notwithstanding any other provision of this Agreement, if for any reason the transactions contemplated by this Agreement are not consummated, no party shall be liable to any other party for any damages resulting therefrom, including, without limitation, consequential damages, except as specifically set forth herein.

7. Dissolution.

a. The Acquired Fund agrees that the liquidation and dissolution of each Acquired Fund will be effected in the manner provided in the Trust’s Fifth Amended and Restated Agreement and Declaration of Trust dated as of July 17, 2024, as amended or restated from time to time (the “Declaration of Trust”) in accordance with applicable law and that after the Exchange Date, each Acquired Fund shall not conduct any business except in connection with its dissolution, liquidation and winding up.

8. Conditions to each Acquiring Fund’s Obligations. The obligations of each Acquiring Fund hereunder shall be subject to (a) performance by the corresponding Acquired Fund of all its obligations to be performed hereunder at or before the Exchange Date, (b) all representations and warranties of the corresponding Acquired Fund contained herein being true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated hereby, as of the Exchange Date, with the same force and effect as if made at and as of the Exchange Date, and (c) the following further conditions that, at or before the Exchange Date:

a. The Acquired Fund shall have furnished to the Acquiring Fund (i) a statement of the Acquired Fund’s Assets and liabilities, with values determined as provided in Section 5 of this Agreement, together with a list of Investments and such Investments’ respective tax bases, all as of the Valuation Time, certified on the Acquired Fund’s behalf by the Trust’s President and Treasurer, and a certificate of both such officers, dated the Exchange Date, that there has been no material adverse change in the financial position of the Acquired Fund since [    ], other than changes in the ordinary course of business as described in Section 1(c) above; and (ii) a copy of the tax books and records of the Acquired Fund necessary for purposes of preparing any tax returns required by law to be filed by or with respect to the Acquired Fund after the Exchange Date.

b. The Acquired Fund shall have furnished to the Acquiring Fund a statement, dated the Exchange Date, signed by the Trust’s President and Treasurer, certifying that as of the Exchange Date all representations and warranties of the Acquired Fund made in this Agreement are true and correct in all material respects as if made at and as of such date, and that each of the Trust and the Acquired Fund has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied at or prior to such date.

c. As of the Exchange Date, there shall not be any material litigation pending or threatened that would seek to enjoin or otherwise prevent the transactions contemplated by this Agreement.

d. The Acquiring Fund shall have received an opinion of Berger McDermott LLP, dated as of the Exchange Date (which may be subject to certain qualifications and, with respect to some or all of the following, may indicate that a matter is not free from doubt), to the effect that (i) the Trust is validly existing as a statutory trust under the laws of the State of Delaware and has power to execute, deliver and perform its obligations under this Agreement, and the Acquired Fund is a separate series of the Trust as provided under the laws of the State of Delaware duly established in accordance with the applicable provisions of the Declaration of Trust and Bylaws (the “Bylaws”) of the Trust; (ii) this

Agreement has been duly authorized, executed and delivered by the Trust, on behalf of the Acquired Fund, and, assuming that the Acquired Fund Prospectus complies with all applicable provisions of the federal securities laws and assuming due authorization, execution and delivery by the other parties thereto, constitutes a valid and binding obligation of the Trust, on behalf of the Acquired Fund, enforceable against the Trust, on behalf of the Acquired Fund, in accordance with its terms; (iii) the execution and delivery of this Agreement by the Trust, on behalf of the Acquired Fund, did not, and the consummation of the transactions contemplated hereby will not, violate the Declaration of Trust or Bylaws, and will not violate any provision of the laws of the State of Delaware (except that such opinion need not express an opinion on state securities or “blue sky” laws); and (iv) to such counsel’s knowledge (without any independent inquiry or investigation), under the laws of the State of Delaware, no consent, approval, license or exemption by, or order or authorization of, or filing, recording or registration with, any governmental authority is required to be obtained or made by the Trust or the Acquired Fund in connection with the execution and delivery of this Agreement or the consummation by the Trust, on behalf of the Acquired Fund, of the transactions contemplated hereby, except (a) such as have been obtained or made prior to the Exchange Date, or (b) such as may be required under state securities or “blue sky” laws (except that such opinion need not express an opinion on state securities or “blue sky” laws). In connection with the foregoing, it is understood that counsel may rely upon the representations contained in this Agreement and certificates of officers of the Trust.

e. The Acquiring Fund shall have received an opinion of Ropes & Gray LLP, dated as of the Exchange Date (which may be subject to certain qualifications and, with respect to some or all of the following, may indicate that a matter is not free from doubt), to the effect that (i) the execution and delivery of this Agreement by the Trust, on behalf of the Acquired Fund, did not, and the consummation of the transactions contemplated hereby will not, violate any provision of the federal laws of the United States of America (“Federal Law”) (except that such opinion need not express an opinion on state securities or “blue sky” laws) and will not result in a breach or violation of, or constitute a default under, any material agreements of the Acquired Fund (as identified in an exhibit to such opinion); and (ii) to such counsel’s knowledge (without any independent inquiry or investigation), under Federal Law, no consent, approval, license or exemption by, or order or authorization of, or filing, recording or registration with, any governmental authority is required to be obtained or made by the Trust or the Acquired Fund in connection with the execution and delivery of this Agreement or the consummation by the Trust, on behalf of the Acquired Fund, of the transactions contemplated hereby, except such as have been obtained or made prior to the Exchange Date. In connection with the foregoing, it is understood that counsel may rely upon the representations contained in this Agreement and certificates of officers of the Trust, including certificates with respect to investment restrictions contained in the Declaration of Trust, Bylaws or then-current prospectus or statement of additional information.

f. The Acquiring Fund shall have received a favorable opinion of Ropes & Gray LLP, dated as of the Exchange Date (which opinion will be subject to certain qualifications), reasonably satisfactory to the Acquiring Fund and substantially to the effect that, on the basis of the existing provisions of the Code, Treasury Regulations issued thereunder, current administrative rules, pronouncements and court decisions, although the matter is not free from doubt, generally for federal income tax purposes: (i) the applicable Reorganization contemplated by this Agreement will constitute a reorganization within the meaning of Section 368(a) of the Code and the Acquiring Fund and the Acquired Fund will each be a “party to the reorganization” within the meaning of Section 368(b) of the Code; (ii) the Acquired Fund will not recognize any gain or loss upon the transfer of the Assets to the Acquiring Fund pursuant to this Agreement in exchange for the Reorganization Shares and the assumption by the Acquiring Fund of the liabilities of the Acquired Fund, or upon the distribution of the Reorganization Shares by such Acquired Fund to its shareholders in liquidation of the Acquired Fund, except for (A) any gain or loss that may be recognized on “section 1256 contracts” as defined in Section 1256(b) of the Code as a result of the closing of the tax year of the Acquired Fund, (B) any gain that may be recognized on the transfer of stock in a “passive foreign investment company” as defined in Section 1297(a) of the Code, and (C) any other gain or loss that may be required to be recognized by reason of the reorganization (1) as a result of the closing of the tax year of the Acquired Fund, (2) upon the termination of a position, or (3) upon the transfer of an Asset regardless of whether such a transfer would otherwise be a nontaxable transaction; (iii) Acquired Fund shareholders will not recognize any gain or loss upon the exchange of their Acquired Fund shares for Reorganization Shares; (iv) the aggregate basis of the Reorganization Shares that the Acquired Fund shareholders receive in exchange for their Acquired Fund shares will be the same as the aggregate basis of the Acquired Fund shares exchanged therefor; (v) an Acquired Fund shareholder’s holding period for the Reorganization Shares received pursuant to the Agreement will include the shareholder’s holding period for the Acquired Fund shares exchanged for those Reorganization Shares, provided that the shareholder held the Acquired Fund shares as capital assets; (vi) the Acquiring Fund will not recognize any gain or loss upon the receipt of the applicable Assets in exchange for Reorganization Shares and the assumption by the Acquiring Fund of the liabilities of the Acquired Fund; (vii) the Acquiring Fund’s tax basis in the Assets will be the same as the Acquired Fund’s tax basis immediately prior to the transfer, increased by any gain or decreased by any loss required to be recognized as described in (ii) above; (viii) the holding period of each Asset in the hands of the Acquiring Fund, other than an Asset with respect to which gain or loss is required to be recognized as described in (ii) above, will include the period during which such Asset was held or treated for federal income tax purposes as held by the Acquired Fund; and (ix) the Acquiring Fund will succeed to and take into account the items of the Acquired Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the Treasury Regulations thereunder (the “Tax Opinion”). The Tax Opinion will be based upon certain factual representations made by officers of the Acquiring Fund and the Acquired Fund and will also be based on customary assumptions. The Tax Opinion is not a guarantee that the tax consequences of the transactions contemplated by this Agreement will be as described in such opinion. There is no assurance that the Internal Revenue Service or a court would agree with the Tax Opinion.

g. As of the Exchange Date, the assets of the Acquired Fund to be acquired by the corresponding Acquiring Fund will include no assets which the Acquiring Fund identifies to the Acquired Fund as being unsuitable for the Acquiring Fund to acquire by reason of limitations in the Declaration of Trust or Bylaws, or of investment restrictions disclosed in the Acquiring Fund Prospectus in effect on the Exchange Date.

h. The Trust shall have received from the Commission and any relevant state securities administrator such order or orders, if any, as are reasonably necessary or desirable under the 1933 Act, the 1934 Act, the 1940 Act and any applicable state securities or blue sky laws in connection with the transactions contemplated hereby, and that all such orders shall be in full force and effect.

i. All actions taken by the Trust on behalf of the Acquired Fund in connection with the transactions contemplated by this Agreement and all documents incidental thereto shall be satisfactory in form and substance to the corresponding Acquiring Fund.

j. Prior to the Exchange Date, the Acquired Fund shall have declared a dividend or dividends which, together with all previous distributions qualifying for the dividends-paid deduction, shall have the effect of distributing to the shareholders of the Acquired Fund all of its (i) investment company taxable income, as defined in Section 852 of the Code (computed without regard to any deduction for dividends paid), (ii) realized net capital gain (after reduction for any capital loss carryover) and (iii) net tax-exempt income, if any, in each case for (A) its current taxable year ending on the Exchange Date and (B) any preceding taxable year if the Acquired Fund is eligible to declare and pay a spillback dividend under Section 855(a) of the Code in respect of such taxable year.

k. The Acquired Fund shall have furnished to the corresponding Acquiring Fund a certificate, signed by the President and the Treasurer of the Trust, as to the tax cost to the Acquired Fund of the assets delivered to the Acquiring Fund pursuant to this Agreement, together with any such other evidence as to such tax cost as the Acquiring Fund may reasonably request.

l. The Acquired Fund’s custodian shall have delivered to the corresponding Acquiring Fund a certificate identifying all of the Assets of the Acquired Fund held or maintained by such custodian as of the Valuation Time.

m. The Acquired Fund’s transfer agent shall have provided to the corresponding Acquiring Fund or its agent (i) the originals or true copies of all of the records of the Trust attributable to the Acquired Fund in the possession of such transfer agent as of the Exchange Date and (ii) a certificate setting forth the number of shares of the Acquired Fund outstanding as of the Valuation Time.

9. Conditions to each Acquired Fund’s Obligations. The obligations of each Acquired Fund hereunder shall be subject to (a) performance by the corresponding Acquiring Fund of all its obligations to be performed hereunder at or before the Exchange Date, (b) all representations and warranties of the corresponding Acquiring Fund contained herein being true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated hereby, as of the Exchange Date, with the same force and effect as if made at and as of the Exchange Date, and (c) the following further conditions that, at or before the Exchange Date:

a. The Trust, on behalf of each Acquiring Fund, shall have executed and delivered to the corresponding Acquired Fund an assumption of liabilities dated as of the Exchange Date, pursuant to which the Acquiring Fund will assume all of the liabilities of the Acquired Fund existing at the Valuation Time in connection with the transactions contemplated by this Agreement, other than liabilities arising pursuant to this Agreement.

b. Each Acquiring Fund shall have furnished to the corresponding Acquired Fund a statement, dated the Exchange Date, signed by the Trust’s President and Treasurer, certifying that as of the Exchange Date all representations and warranties of the Acquiring Fund made in this Agreement are true and correct in all material respects as if made at and as of such date, and that each of the Trust and the Acquiring Fund has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied at or prior to such date.

c. As of the Exchange Date, there shall not be any material litigation pending or threatened that would seek to enjoin or otherwise prevent the transactions contemplated by this Agreement.

d. The Acquired Fund shall have received an opinion of Berger McDermott LLP, dated as of the Exchange Date (which may be subject to certain qualifications and, with respect to some or all of the following, may indicate that a matter is not free from doubt), to the effect that (i) the Trust is validly existing as a statutory trust under the laws of the State of Delaware and has power to execute, deliver and perform its obligations under this Agreement, and the Acquiring Fund is a separate series of the Trust as provided under the laws of the State of Delaware duly established in accordance with the applicable provisions of the Declaration of Trust and Bylaws of the Trust; (ii) the Reorganization Shares to be delivered to the Acquired Fund as provided for by this Agreement are duly authorized and, upon such delivery, will be validly issued and will be fully paid and non-assessable by the Trust and the Acquiring Fund, and no shareholder of the Acquiring Fund has any preemptive right to subscription or purchase in respect thereof; (iii) this Agreement has been duly authorized, executed and delivered by the Trust, on behalf of the Acquiring Fund, and, assuming that the Acquiring Fund Prospectus complies with all applicable provisions of the federal securities laws and assuming due authorization, execution and delivery by the other parties thereto, constitutes a valid and binding obligation of the Trust, on behalf of the Acquiring Fund, enforceable against the Trust, on behalf of the Acquiring Fund, in accordance with its terms; (iv) the execution and delivery of this Agreement by the Trust, on behalf of the Acquiring Fund, did not, and the consummation of the transactions contemplated hereby will not, violate the Declaration of Trust or Bylaws, and will not violate any provision of the laws of the State of Delaware (except that such opinion need not express an opinion on state securities or “blue sky” laws); and (v) to such counsel’s knowledge (without any independent inquiry or investigation), under the laws of the State of Delaware, no consent, approval, license or exemption by, or order or authorization of, or filing, recording or registration with, any governmental authority is required to be obtained or made by the Trust or the Acquiring Fund in connection with the execution and delivery of this Agreement or the consummation by the Trust, on behalf of the Acquiring Fund, of the transactions contemplated hereby, except (a) such as have been obtained or made prior to the Exchange Date, or (b) such as may be required under state securities or “blue sky” laws (except that such opinion need not express an opinion on state securities or “blue sky” laws). In connection with the foregoing, it is understood that counsel may rely upon the representations contained in this Agreement and certificates of officers of the Trust.

e. The Acquired Fund shall have received an opinion of Ropes & Gray LLP, dated as of the Exchange Date (which may be subject to certain qualifications and, with respect to some or all of the following, may indicate that a matter is not free from doubt), to the effect that (i) the execution and delivery of this Agreement by the Trust, on behalf of the Acquiring Fund, did not, and the consummation of the transactions contemplated hereby will not, violate any provision of Federal Law (except that such opinion need not express an opinion on state securities or “blue sky” laws) and will not result in a breach or violation of, or constitute a default under, any material agreements of the Acquiring Fund (as identified in an exhibit to such opinion); and (ii) to such counsel’s knowledge (without any independent inquiry or investigation), under Federal Law, no consent, approval, license or exemption by, or order or authorization of, or filing, recording or registration with, any governmental authority is required to be obtained or made by the Trust or the Acquiring Fund in connection with the execution and delivery of this Agreement or the consummation by the Trust, on behalf of the Acquiring Fund, of the transactions contemplated hereby, except such as have been obtained or made prior to the Exchange Date. In connection with the foregoing, it is understood that counsel may rely upon the representations contained in this Agreement and certificates of officers of the Trust, including certificates with respect to investment restrictions contained in the Declaration of Trust, Bylaws or then-current prospectus or statement of additional information.

f. The Acquired Fund shall have received a Tax Opinion of Ropes & Gray LLP (the substance of which is described above in Section 8(f)), dated as of the Exchange Date (which opinion will be subject to certain qualifications), and reasonably satisfactory to the Acquired Fund. The Tax Opinion will be based upon certain factual representations made by officers of the Acquired Fund and the corresponding Acquiring Fund and will also be based on customary assumptions. The Tax Opinion is not a guarantee that the tax consequences of the transactions contemplated by this Agreement will be as described in such opinion. There is no assurance that the Internal Revenue Service or a court would agree with the Tax Opinion.

g. All actions taken by the Trust on behalf of the Acquiring Fund in connection with the transactions contemplated by this Agreement and all documents incidental thereto shall be satisfactory in form and substance to the corresponding Acquired Fund.

h. The Trust shall have received from the Commission and any relevant state securities administrator such order or orders, if any, as are reasonably necessary or desirable under the 1933 Act, the 1934 Act, the 1940 Act and any applicable state securities or blue sky laws in connection with the transactions contemplated hereby, and that all such orders shall be in full force and effect.

10. Indemnification.

a. To the fullest extent permitted by applicable law, each Acquired Fund shall indemnify and hold harmless, out of the assets of the Acquired Fund (which shall be deemed to include the assets of the corresponding Acquiring Fund represented by the Reorganization Shares following the Exchange Date) but no other assets, the corresponding Acquiring Fund (and no other Acquiring Fund), the Trust and the trustees and officers of the Trust (for purposes of this Section 10(a), the “Indemnified Parties”) against any and all expenses, losses, claims, damages and liabilities at any time imposed upon or reasonably incurred by any one or more of the Indemnified Parties in connection with, arising out of, or resulting from any claim, action, suit or proceeding in which any one or more of the Indemnified Parties may be involved or with which any one or more of the Indemnified Parties may be threatened by reason of any untrue statement or alleged untrue statement of a material fact relating to the Acquired Fund contained in this Agreement, the Acquired Fund Prospectus or any amendment or supplement to any of the foregoing, or arising out of, or based upon, the omission or alleged omission to state in any of the foregoing a material fact relating to the Acquired Fund required to be stated therein or necessary to make the statements relating to the Acquired Fund therein not misleading, including, without limitation, any amounts paid by any one or more of the Indemnified Parties in a reasonable compromise or settlement of any such claim, action, suit or proceeding, or threatened claim, action, suit or proceeding made with the consent of the Trust on behalf of the Acquired Fund. The Indemnified Parties will notify the Trust and the respective Acquired Fund in writing within ten days after the receipt by any one or more of the Indemnified Parties of any notice of legal process or any suit brought against or claim made against such Indemnified Party as to any matters covered by this Section 10(a). The respective Acquired Fund shall be entitled to participate at its own expense in the defense of any claim, action, suit or proceeding covered by this Section 10(a), or, if it so elects, to assume at its expense by counsel satisfactory to the Indemnified Parties the defense of any such claim, action, suit or proceeding, and if the Acquired Fund elects to assume such defense, the Indemnified Parties shall be entitled to participate in the defense of any such claim, action, suit or proceeding at their own expense. The respective Acquired Fund’s obligation under this Section 10(a) to indemnify and hold harmless the Indemnified Parties shall constitute a guarantee of payment so that the Acquired Fund will pay in the first instance any expenses, losses, claims, damages and liabilities required to be paid by it under this Section 10(a) without the necessity of the Indemnified Parties’ first paying the same.

b. To the fullest extent permitted by applicable law, each Acquiring Fund shall indemnify and hold harmless, out of the assets of the Acquiring Fund but no other assets, the corresponding Acquired Fund (and no other Acquired Fund), the Trust and the trustees and officers of the Trust (for purposes of this Section 10(b), the “Indemnified Parties”) against any and all expenses, losses, claims, damages and liabilities at any time imposed upon or reasonably incurred by any one or more of the Indemnified Parties in connection with, arising out of, or resulting from any claim, action, suit or proceeding in which any one or more of the Indemnified Parties may be involved or with which any one or more of the Indemnified Parties may be threatened by reason of any untrue statement or alleged untrue statement of a material fact relating to the Acquiring Fund contained in this Agreement, the Acquiring Fund Prospectus or any amendment or supplement to any of the foregoing, or arising out of, or based upon, the omission or alleged omission to state in any of the foregoing a material fact relating to the Acquiring Fund required to be stated therein or necessary to make the statements relating to the Acquiring Fund therein not misleading, including, without limitation, any amounts paid by any one or more of the Indemnified Parties in a reasonable compromise or settlement of any such claim, action, suit or proceeding, or threatened claim, action, suit or proceeding made with the consent of the Trust on behalf of the Acquiring Fund. The Indemnified Parties will notify the Trust and the respective Acquiring Fund in writing within ten days after the receipt by any one or more of the Indemnified Parties of any notice of legal process or any suit brought against or claim made against such Indemnified Party as to any matters covered by this Section 10(b). The respective Acquiring Fund shall be entitled to participate at its own expense in the defense of any claim, action, suit or proceeding covered by this Section 10(b), or, if it so elects, to assume at its expense by counsel satisfactory to the Indemnified Parties the defense of any such claim, action, suit or proceeding, and, if the Acquiring Fund elects to assume such defense, the Indemnified Parties shall be entitled to participate in the defense of any such claim, action, suit or proceeding at their own expense. The respective Acquiring Fund’s obligation under this Section 10(b) to indemnify and hold harmless the Indemnified Parties shall constitute a guarantee of payment so that the Acquiring Fund will pay in the first instance any expenses, losses, claims, damages and liabilities required to be paid by it under this Section 10(b) without the necessity of the Indemnified Parties’ first paying the same.

11. Tax Matters. With respect to each Reorganization contemplated by this Agreement, the Acquired Fund will deliver to the Acquiring Fund copies of all relevant tax books and records and will otherwise reasonably cooperate with the Acquiring Fund in connection with (i) the preparation and filing of tax returns for the Acquired Fund and/or the Acquiring Fund for tax periods or portions thereof ending on or before or that include the Exchange Date and (ii) the declaration and payment of any dividend or dividends, including pursuant to Section 855 of the Code, for purposes of making distributions of the Acquired Fund’s or the Acquiring Fund’s, as applicable, (x) investment company taxable income (if any), net tax-exempt income (if any), and net capital gains (if any) in respect of a taxable year of the Acquired Fund or the Acquiring Fund ending on or before or that includes the Exchange Date of an amount or amounts sufficient for the Acquired Fund or the Acquiring Fund, as applicable, to qualify for treatment as a regulated investment company under Subchapter M of the Code and to otherwise avoid the incurrence of any fund-level federal income taxes for any such taxable year and (y) ordinary income and capital gain net income in an amount or amounts sufficient to avoid the incurrence of any fund-level federal excise taxes under Section 4982 of the Code for any calendar year ending on or before December 31, 2025, in each case without any additional consideration therefor; it being understood that such books and records shall remain the property of and may be retained by the Trust following the provision of such copies thereof to the Acquiring Fund.

12. No Broker, etc. Each Acquired Fund and each Acquiring Fund represents that there is no person who has dealt with it or the Trust who, by reason of such dealings, is entitled to any broker’s or finder’s or other similar fee or commission arising out of the transactions contemplated by this Agreement.

13. Termination. Each Acquired Fund and each Acquiring Fund may, by mutual consent of the trustees of the Trust on behalf of each such Fund, terminate this Agreement with respect to that particular Acquired Fund and Acquiring Fund, and each of the Acquired Funds or the Acquiring Funds, after consultation with counsel and by consent of its trustees or an officer authorized by such trustees, may waive any condition to its obligations hereunder. If the transactions contemplated by this Agreement have not been substantially completed by the first anniversary of this Agreement, this Agreement shall automatically terminate on that date unless a later date is agreed to by an Acquired Fund and the corresponding Acquiring Fund.

14. Survival. The representations, warranties and covenants contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall not survive the consummation of the transactions contemplated hereunder except Sections 6, 10, 13, 14, 18, 19, 20 and 23.

15. Covenants, etc. Deemed Material. All covenants, agreements, representations and warranties made under this Agreement and any certificates delivered pursuant to this Agreement shall be deemed to have been material and relied upon by each of the parties, notwithstanding any investigation made by them or on their behalf.

16. Sole Agreement; Amendments; Governing Law. This Agreement supersedes all previous correspondence and oral communications between the parties regarding the subject matter hereof, constitutes the only understanding with respect to such subject matter, may not be changed except as provided by Section 16 hereto, and shall be construed in accordance with and governed by the laws of the State of Delaware.

17. Amendment. This Agreement contains the entire agreement of the parties with respect to the transactions contemplated by the Agreement and may be amended by mutual consent of the parties in writing at any time.

18. Waiver. At any time on or prior to the Exchange Date, each Acquired Fund or each Acquiring Fund, after consultation with counsel and by consent of its trustees or an officer authorized by such trustees, may waive any condition to its respective obligations hereunder.

19. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by either party without the written consent of any other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person other than the parties hereto and their respective successors and assigns any rights or remedies under or by reason of this Agreement.

20. Notices. Any notice, report, statement or demand required or permitted by any provisions of this Agreement shall be in writing and shall be given by facsimile, courier or certified mail addressed to Stone Ridge Trust, Attention: General Counsel, One Vanderbilt Avenue, 65th Floor, New York, New York 10017.

21. Recourse. All persons dealing with an Acquiring Fund or an Acquired Fund must look solely to the property of such Fund for the enforcement of any claims against such Fund, as neither the Trust’s trustees, officers, agents nor shareholders of the Funds or other series of the Trust (including other Acquiring Funds or other Acquired Funds) assume any liability for obligations entered into on behalf of an Acquiring Fund or an Acquired Fund.

22. Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

23. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

24. Further Assurances. Each Fund shall use its reasonable best efforts in good faith to take or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable law, so as to permit the consummation of the transactions contemplated by this Agreement as promptly as practicable and otherwise to enable consummation of the transactions contemplated by this Agreement, and shall cooperate fully with one another to that end.

[REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first written above.

STONE RIDGE TRUST on behalf of each series listed on Schedule A hereto under the heading “Acquired Funds”

By:
Name: Lauren Macioce
Title: Secretary

STONE RIDGE TRUST on behalf of each series listed on Schedule A hereto under the heading “Acquiring Funds”

By:
Name: Lauren Macioce
Title: Secretary

For purposes of Section 6 only:

STONE RIDGE ASSET MANAGEMENT LLC

By:
Name: Lauren Macioce
Title: General Counsel and Chief Compliance Officer

[Signature Page to Agreement and Plan of Reorganization]

SCHEDULE A

Acquired Funds		Acquiring Funds

LifeX 2064 Inflation-Protected Longevity Income ETF	à	LifeX 2065 Inflation-Protected Longevity Income ETF
LifeX 2063 Inflation-Protected Longevity Income ETF	à	LifeX 2065 Inflation-Protected Longevity Income ETF
LifeX 2062 Inflation-Protected Longevity Income ETF	à	LifeX 2065 Inflation-Protected Longevity Income ETF
LifeX 2061 Inflation-Protected Longevity Income ETF	à	LifeX 2065 Inflation-Protected Longevity Income ETF
LifeX 2059 Inflation-Protected Longevity Income ETF	à	LifeX 2060 Inflation-Protected Longevity Income ETF
LifeX 2058 Inflation-Protected Longevity Income ETF	à	LifeX 2060 Inflation-Protected Longevity Income ETF
LifeX 2057 Inflation-Protected Longevity Income ETF	à	LifeX 2060 Inflation-Protected Longevity Income ETF
LifeX 2056 Inflation-Protected Longevity Income ETF	à	LifeX 2060 Inflation-Protected Longevity Income ETF
LifeX 2054 Inflation-Protected Longevity Income ETF	à	LifeX 2055 Inflation-Protected Longevity Income ETF
LifeX 2053 Inflation-Protected Longevity Income ETF	à	LifeX 2055 Inflation-Protected Longevity Income ETF
LifeX 2052 Inflation-Protected Longevity Income ETF	à	LifeX 2055 Inflation-Protected Longevity Income ETF
LifeX 2051 Inflation-Protected Longevity Income ETF	à	LifeX 2055 Inflation-Protected Longevity Income ETF
LifeX 2049 Inflation-Protected Longevity Income ETF	à	LifeX 2050 Inflation-Protected Longevity Income ETF
LifeX 2048 Inflation-Protected Longevity Income ETF	à	LifeX 2050 Inflation-Protected Longevity Income ETF
LifeX 2064 Longevity Income ETF	à	LifeX 2065 Longevity Income ETF
LifeX 2063 Longevity Income ETF	à	LifeX 2065 Longevity Income ETF
LifeX 2062 Longevity Income ETF	à	LifeX 2065 Longevity Income ETF
LifeX 2061 Longevity Income ETF	à	LifeX 2065 Longevity Income ETF
LifeX 2059 Longevity Income ETF	à	LifeX 2060 Longevity Income ETF
LifeX 2058 Longevity Income ETF	à	LifeX 2060 Longevity Income ETF
LifeX 2057 Longevity Income ETF	à	LifeX 2060 Longevity Income ETF
LifeX 2056 Longevity Income ETF	à	LifeX 2060 Longevity Income ETF
LifeX 2054 Longevity Income ETF	à	LifeX 2055 Longevity Income ETF
LifeX 2053 Longevity Income ETF	à	LifeX 2055 Longevity Income ETF
LifeX 2052 Longevity Income ETF	à	LifeX 2055 Longevity Income ETF
LifeX 2051 Longevity Income ETF	à	LifeX 2055 Longevity Income ETF
LifeX 2049 Longevity Income ETF	à	LifeX 2050 Longevity Income ETF
LifeX 2048 Longevity Income ETF	à	LifeX 2050 Longevity Income ETF